Exhibit (13)(yy)

March 12, 2019

State Street Bank and Trust Company

One Iron Street

Boston, MA 02111

Attention: Scott Shirrell, Vice President

Re: New Fund

Ladies and Gentlemen:

Please be advised that CALAMOS INVESTMENT TRUST has established a new series of shares to be known as CALAMOS TIMPANI SMALL CAP GROWTH FUND (the “New Fund”).

In accordance with Section 1.b of the Administration Agreement dated as of October 26, 2018 (as amended, modified or supplemented from time to time, the “Agreement”) between each management investment company identified on Schedule A thereto and State Street Bank and Trust Company, the undersigned Fund hereby requests that your company act as Administrator for the New Fund under the terms of the Agreement.

Attached as Schedule A hereto is a replacement of “Schedule A” to the Agreement, effective as of the date set forth below.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

CALAMOS INVESTMENT TRUST

By: /s/ Curtis Hollloway
Name: Curtis Holloway
Title:	Chief Financial Officer and Treasurer, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	EVP
Effective Date: March 30, 2019

Schedule A

SCHEDULE A

TO

ADMINISTRATION AGREEMENT

OPEN-END FUNDS

CALAMOS ADVISORS TRUST

Calamos Growth and Income Portfolio

CALAMOS INVESTMENT TRUST

Calamos Convertible Fund

Calamos Dividend Growth Fund

Calamos Evolving World Growth Fund

Calamos Emerging Market Equity Fund

Calamos Global Convertible Fund

Calamos Global Equity Fund

Calamos Global Growth and Income Fund

Calamos Growth Fund

Calamos Growth and Income Fund

Calamos Hedged Equity Fund

Calamos High Income Opportunities Fund

Calamos International Growth Fund

Calamos Market Neutral Income Fund

Calamos Opportunistic Value Fund

Calamos Phineus Long/Short Fund

Calamos Total Return Bond Fund

Calamos Short-Term Bond Fund

Calamos Timpani Small Cap Growth Fund

CLOSED-END FUNDS

CALAMOS CONVERTIBLE OPPORTUNITIES AND INCOME FUND

CALAMOS CONVERTIBLE AND HIGH INCOME FUND

CALAMOS STRATEGIC TOTAL RETURN FUND

CALAMOS GLOBAL TOTAL RETURN FUND

CALAMOS GLOBAL DYNAMIC INCOME FUND

CALAMOS DYNAMIC CONVERTIBLE AND INCOME FUND

CALAMOS LONG/SHORT EQUITY & INCOME 2028 TERM TRUST